Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 2008 and March 10, 2008 respectively, for:
1.	Barclays PLC related to the financial statements and the effectiveness of Internal control over financial reporting; and
2.	Barclays Bank PLC relating to the financial statements
which appear in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2007.
Yours faithfully
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, England
29 September 2008